Exhibit 99.1

Press Release

Bottomline Technologies Announces Acquisition of Create!form International, Inc.

PORTSMOUTH, N.H.—(BUSINESS WIRE)—Sept. 16, 2003—Bottomline Technologies® (Nasdaq: EPAY - News) today announced it has entered into a definitive agreement to acquire Create!form International, Inc., a leading provider of electronic document management solutions. The transaction is expected to close later this month. Create!form’s products provide advanced electronic output and delivery capabilities to business enterprises to address a wide range of financial transactions including invoicing, payments, and reporting. Create!form’s technology allows organizations to manage and leverage key business documents by automatically sending, storing, routing and retrieving a perfect transactional record in an efficient, open-standard, electronic format.

“The combination of Create!form and Bottomline will offer more immediate value to our respective customers by delivering additional and complementary financial management transaction solutions from one global company. With Create!form, we increase our global capabilities, technology, distribution, customer service and support,” said Joe Mullen, President and CEO of Bottomline Technologies. “The Create!form product suite allows the combined organization to offer a broad range of solutions to customers seeking to transition from a labor intensive paper based methodology to a lower cost, more efficient automated workflow and electronic transaction process.”

Create!form International (CFI) maintains offices in the United States, Australia, and the United Kingdom and has a network of authorized Create!form resellers around the world.

“Bottomline and Create!form have aligned to provide an enhanced offering that will benefit both organizations’ respective user communities and target new markets through increased product scope. Create!form has built a global customer base as a result of its value proposition to the user community,” states Create!form President and CEO Kurt A. Mueffelmann. “We look forward to being part of Bottomline and extending their suite of FRM solutions.”

Create!form was named to Deloitte & Touche’s prestigious 2003 Technology Fast 50 Program for New England, a ranking of the 50 fastest-growing technology companies in the area by Deloitte & Touche LLP, one of the nation’s leading professional services firms.

The acquisition is expected to be accretive in fiscal 2004, on a pro forma basis excluding any acquisition related amortization. Additional details on the transaction will be provided during Bottomline’s Q1 earnings call.

Henniker River Group, LLC, a business development firm, acted as consultants to Create!form in connection with the transaction. Bottomline did not engage an investment bank or financial advisor in connection with the transaction.

About Bottomline Technologies

Bottomline Technologies® (Nasdaq: EPAY - News) is a leading global technology provider of Financial Resource Management (FRM) solutions and services. Bottomline’s comprehensive set of FRM offerings enables businesses and financial institutions to more effectively manage their critical financial transactions, cash decisions and trading partner relationships, leveraging the Web. FRM applications include Electronic Payments and Cash Management, Electronic Invoice Receipt and Management, Electronic Invoice Presentment and Payment (EIPP), Electronic Banking and Information Reporting. Founded in 1989, Bottomline maintains its corporate headquarters in Portsmouth, New Hampshire and international headquarters in Reading, England. For more information, visit Bottomline on the Web at www.bottomline.com.

About Create!form International

Create!form International develops and markets a full suite of electronic form and document management systems that provide powerful output and delivery capabilities for businesses. The software enables companies to streamline their processes and reduce their reliance on paper forms. Create!form’s solutions can be implemented quickly, without the need to re-engineer existing systems. Create!form maintains headquarters in Waltham, Massachusetts and regional offices in the United States, Europe and Asia Pacific. For more information, visit www.createform.com.

Cautionary Language

Any statements in this press release about future expectations, plans and prospects of the Company containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Important factors that could cause actual results to differ from those indicated by such forward-looking statements include the failure to realize the expected benefits of the acquisition of Create!form by Bottomline and competition, market demand, technological change, strategic relationships, recent acquisitions, international operations, general economic conditions and other uncertainties discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q on file with the Securities and Exchange Commission. Forward looking statements represent the Company’s estimates as of today, and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements in the future, it disclaims any obligation to do so.

Contact:
Bottomline Technologies
Investor Relations, 603-501-4899
investors@bottomline.com